OSHKOSH CORPORATION
SUPPLEMENTAL RETIREMENT PLANS
RABBI TRUST AGREEMENT

GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is made this XXth day of January, 2013 by and between OSHKOSH CORPORATION (together with any successor thereto, the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Trustee”).

Recitals

(a)	WHEREAS, the Company has established one or more nonqualified deferred compensation plans (the “Plans”), attached hereto as Attachment A;

(b)	WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals covered by the Plans (the “Participants and Beneficiaries”);

(c)
WHEREAS, the Company hereby establishes a Trust (the “Trust”) and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors if the Company is Insolvent, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Plans and in this Trust Agreement; and

(d)
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.    Establishment of The Trust

(a)
The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (“Code”), and shall be construed accordingly.

(b)	The Company shall be considered a Grantor for the purposes of the Trust.

(c)	Except as specifically provided herein, the Trust hereby established is irrevocable.

(d)
The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00) (the “Initial Contribution”) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)
The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a).

(f)
In addition to the Initial Contribution, the Company shall make such other contributions as shall from time to time be authorized by due corporate action. Any such contributions made by the Company may be in cash, by letter of credit or, prior to the date as of which a Change in Control occurs, in such property (including, without limitation, securities issued by the Company) as the Company may determine. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional contributions.

The Company shall keep accurate books and records with respect to the interest of each Participant or Beneficiary in any Arrangement and shall provide copies of such books and records to the Trustee at any time as the Trustee shall request.

(g)
Upon a Change in Control, the Company shall, as soon as possible, but in no event later than three (3) business days thereafter, make a contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount at least equal to one hundred percent (100%) of the Required Funding and the Expense Reserve. The “Required Funding” shall be equal to the amount necessary to pay the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Plans, without any discount for present value, assuming all contingencies required for the payment thereunder had been met as of the date on which the Change in Control occurred. The “Expense Reserve” shall be equal to the lesser of: 1) the estimated trustee and record-keeper expenses and fees for one year or 2) seventy-five thousand dollars ($75,000), which reserve shall be used solely to pay the Trustee’s fees and expenses.

(h)
Notwithstanding anything herein to the contrary, the Company shall not make any contributions to the Trust if such contributions would result in the Participants or Beneficiaries becoming subject to the tax imposed by Code section 409A. In addition, if the maintenance of assets in the Trust for the benefit of an “applicable covered employee” (as defined in Code section 409A(b)(3)(D)) would result in such individual becoming subject to an additional tax under Code section 409A, then the Trustee shall, promptly upon notification by the Company and receipt of a legal opinion from Company’s counsel that Code section 409A(b)(3)(A) applies, return the assets related to such individual to the Company. In either such event, promptly following the date that the Company may make contributions (if otherwise required) to the Trust without causing additional taxes to be due under Code section 409A, the Company will make such contributions and, if a return of assets to the Company was made, the Company shall redeposit such assets into the Trust.

Section 2.	Payments to Participants and Their Beneficiaries

(a)
Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Plans shall be determined by the Company under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

In addition, if the principal of the Trust and any earnings thereon~~,~~ are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due in accordance with the Plans. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Plans except to the extent such liabilities are met by application of assets of the Trust.

(b)
Prior to the time the first payment due hereunder is to be made, the Company shall deliver to the Trustee a schedule of benefits due under the Plans (the “Payment Schedule”). If the Company determines that only certain individuals will be paid from the Trust, then the Payment Schedule may be limited to only such individuals. The Payment Schedule will provide directions to the Trustee regarding the amounts so payable, set forth the form(s), the time of commencement and conclusion of payments (as provided for or available under the Plans), and the state and federal tax withholding guidelines. Immediately after a Change in Control, the Company shall deliver to the Trustee an updated Payment Schedule with respect to all Participants and Beneficiaries in the Plans. After a Change in Control, the Trustee shall pay benefits due in accordance with such Payment Schedule. After a Change in Control, the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated Payment Schedule; provided, however, that a Participant or (following the Participant’s death) their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Plans, and in such case, the Trustee shall make a determination in response to the application as soon as practicable but in no event later than ninety (90) days. If a determination is not completed within ninety (90) days, the Trustee shall notify the affected parties that a thirty (30) day extension is required to complete its independent decision. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant’s or Beneficiary’s entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust (but not the Expense Reserve). The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(b)
The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, following a Change in Control, shall) institute an action to collect a contribution due the Trust or in the event that the Trust should ever experience a shortfall in the amount of assets necessary to make payments pursuant to the terms of the Plans.

(c)
The Trustee agrees that it shall be responsible to withhold and remit to the proper taxing authority all federal, state, local and foreign taxes required to be withheld with respect to any payment or benefits payable under this Trust.

Section 3.	Trustee Responsibility Regarding Payments
To The Trust Beneficiary When The Company Is Insolvent

(a)
The Trustee shall cease payment of benefits under the Plans if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)
At all times during the continuance of this Trust, the principal and income of the Trust (including the Expense Reserve) shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)    If the Company is Insolvent, then an “Authorized Signer” of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. An “Authorized Signer” shall be those officers listed on the most recent authorized signer list on file with the Trustee. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits under the Plans.

(2)    Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(3)    If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments from the Trust and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(4)    The Trustee shall resume the payment of benefits under the Plans in accordance with Section 2 only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule, which shall be modified by the Company as necessary to comply with the provisions of this paragraph (c).

Section 4.	Payments When a Shortfall of The Trust Assets Occurs

(a)
If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants or their Beneficiaries in the following order of priority:

(1)	those Participants and their Beneficiaries who are in pay status under the Plans;

(2)	those Participants and their Beneficiaries who are vested under the Plans, but not yet in pay status under the Plans: and

(3)	those Participants and their Beneficiaries who are not vested under the Plans.

(b)
Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant or Beneficiary within the category, and payments with respect to each Participant or Beneficiary shall be made to the extent of the assets allocated to each Participant or Beneficiary.

(c)
Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments with respect to all the Participants and Beneficiaries then entitled thereto under the Plans. Following a Change in Control, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make-up for any shortfall.

Section 5.    Payments to the Company

(a)
Except as provided in Section 1(h), Section 3, Section 5(b), and Section 8(a), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to persons other than Participants and their Beneficiaries any of the Trust assets before all payment of benefits have been made pursuant to the terms of the Plans.

(b)
In the event that the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, determines that the Trust assets exceed one-hundred percent (100%) of the anticipated benefit obligations that are to be paid under the Plans and the anticipated administrative expenses that the Trustee will incur under this Agreement, the Trustee, at the written direction of the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, shall distribute to the Company such excess portion of Trust assets.

Section 6.    Investment Authority

(a)	Prior to a Change in Control, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments.

(1)    The Company may direct the Trustee to segregate all or a portion of the assets of the Trust and earnings thereon (the “Fund”) in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company. In the absence of any such designation, an authorized representative of the Company shall direct the Trustee with respect to investments.

(2)    Thereafter, until a Change in Control, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the Company, investment manager or investment committee, as applicable. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the Company, investment manager or investment committee, to review any securities or other property held in the Fund (or any investment account or accounts maintained under the Trust) acquired by it pursuant to such directions or to make any recommendations to the Company, investment managers or investment committee with respect to such securities or other property.

(3)    Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from the Company, an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of the Company, an investment manager or investment committee regarding more permanent type investment and directed distributions.

(4)    The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions by the Company, such investment manager or investment committee.

a.
Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company, an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the Company, an investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company, an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company, an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company, an investment manager or investment committee or for failure to act in the absence of directions of the Company, an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee, as applicable. The Trustee shall not be charged with knowledge of the termination of the appointment of any authorized representative of the Company, any investment manager or investment committee until it receives written notice thereof from the Company.

b.	The Company, prior to a Change in Control, may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

c.
All rights associated with respect to any investment held by the Trust, including but not limited to exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

(b)
Subsequent to a Change in Control, the Trustee shall have the following powers in investing and reinvesting the Fund in its sole discretion, provided however, that the Trustee shall exercise such authority with the intent of preserving capital:

(1)    To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, N.A. or an affiliated company acts as the investment advisor {“Special Investment Companies”}) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)    To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)    To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)    To retain any property at any time received by the Trustee;

(5)    To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)    To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)    To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)    To extend the time of payment of any obligation held by it;

(9)    To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)    To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(11)    For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)    To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(13)    To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(14)    To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(15)    Subject to Section 7, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(16)    To hold any other class of assets which may be contributed by the Company and     that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(17)    To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(18)    Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)
Following a Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Fund and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

(1)    the needs of the Plans;

(2)	the need for matching of the Trust assets with the liabilities of the Plans; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(d)
The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee but, following a Change in Control, may not be an affiliate of the Company. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Plans, provided such purchase does not cause a Participant or Beneficiary to be considered in violation of section 409A of the Code.

(e)
The Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

Section 7.    Insurance Contracts

(a)
To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)
Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c)
The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d)	No insurer shall be deemed to be a party to the Trust and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income

(a)
Prior to a Change in Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b)	Following a Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust as part of the Fund.

Section 9.    Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each fiscal year of the Company and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within ninety (90) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.    Responsibility of The Trustee

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d).

(b)
The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or willful misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant’s or Beneficiary’s rights under the Plans, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Fund. If the Trustee is found to have engaged in gross negligence or willful misconduct, then the Trustee shall promptly reimburse the Company, or the Trust if applicable, for any costs, expenses and liabilities that the Company or the Trust has paid on behalf of the Trustee with respect to such litigation. The provisions of this paragraph (b) shall not apply with respect to investment decisions directed by the Company, an investment manager or investment committee, which are governed solely by Section 6(a)(4).

(c)
Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall select legal counsel that does not otherwise act as counsel to the Company or any of its affiliates and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Plans.

(d)
The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 11.    Compensation and Expenses of The Trustee

The Trustee’s compensation shall initially be an amount as set forth in a mutually agreed upon fee schedule, as it may be amended in writing from time to time by the Company and the Trustee. The Trustee will send a quarterly invoice to the Company of its administrative expenses (including but not limited to fees and expenses of its agents) and fees, and the Company shall pay all such administrative expenses and fees within thirty (30) days of receipt of such invoice. If the Company does not so make payment within thirty (30) days of being invoiced, the fees and expenses shall be paid from the Fund (first from the Expense Reserve until it is depleted, and then from any remaining portion of the Fund).

Section 12.    Resignation and Removal of The Trustee

(a)
Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee.

(b)
The Trustee may be removed by the Company on sixty days (60) days’ notice or upon shorter notice accepted by the Trustee. Notwithstanding the foregoing, after a Change in Control the Trustee may only be removed by the Company with the consent of a Majority of the Participants.

(c)
If the Trustee resigns within two years after a Change in Control, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d)
Upon the effective date of resignation or removal of the Trustee and appointment of a successor Trustee, as mutually agreed upon by the Company, the Trustee and the successor trustee (although the Company’s agreement shall not be required if the successor Trustee is appointed by a court pursuant to paragraph (e) of this section), all assets of the Trust shall be transferred promptly to the successor Trustee. The transfer shall be completed effective on the date the resignation or removal of the Trustee becomes effective, unless the Company extends the time limit.

(e)
If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.    Appointment of Successor

(a)
If the Trustee resigns or is removed in accordance with Section 12, the Company may appoint, subject to Section 12, any third party that is not an affiliate of the Company, such as a bank trust department or other party that may be granted corporate trustee powers under state law with a market capitalization exceeding $100,000,000, to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)
The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 9 and 10. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event related to the Trust or the Fund, or any condition existing with respect to the Trust or the Fund at the time it becomes successor Trustee.

Section 14.	Amendment or Termination

(a)
This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 14. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(b)
Following a Change in Control, except as provided in Section 14(c), the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Plans.

(c)
Following a Change in Control, upon written approval of all Participants and Beneficiaries of deceased Participants who are or may become (assuming all contingencies are met) entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

(d)
This Trust Agreement may not be amended by the Company following a Change in Control without the written consent of a Majority of the Participants, unless such amendment is required by law or is required to avoid a violation under Code section 409A.

Section 15.    Definitions

(a)	For purposes of this Trust, the following terms, when capitalized, shall be defined as set forth below:

(1)    “Change in Control” shall have the meaning ascribed in the Plans.

(2)
“Majority of Participants” shall mean seventy-five percent (75%) of the number of Participants (or Beneficiaries, in the case of a deceased Participant) who are covered by the Plans listed on Attachment A of this Trust Agreement.

(b)
An Authorized Signer shall have the specific authority to determine whether a Change in Control has transpired, and shall give the Trustee notice of a Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination. Further, after such time as an Authorized Signer of the Company has advised the Trustee that a Change in Control has transpired, an Authorized Signer of the Company may not thereafter advise the Trustee that a Change in Control has not transpired.

Section 16.    Confidentiality

(a)
The existence of this Trust Agreement, information concerning a Change in Control and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained by Trustee in confidence and not disclosed, used or duplicated, except as described in this section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee shall maintain an appropriate information security program and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the Company as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the Company, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the Trustee is required by law, according to the advice of competent counsel, to disclose Confidential Information, the Trustee may do so without breaching this section, but shall first, if feasible and legally permissible, provide the Company with prompt notice of such pending disclosure so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this section.

Section 17.    Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
The Company hereby represents and warrants that all of the Plans have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA to the extent applicable. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorneys’ fees, relating to or arising out of the establishment, maintenance and administration of the Plans. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)
Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Notwithstanding the foregoing, to the extent the Trustee determines that the law so requires, the Trustee shall comply with any wage garnishment that applies to payments as they become due hereunder.

(d)	This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

OSHKOSH CORPORATION	WELLS FARGO BANK, NATIONAL ASSOCIATION as TRUSTEE
By: ___________________________________	By: ___________________________________
Its: ___________________________________	Its: ___________________________________
ATTEST:	ATTEST:
By: ___________________________________	By: ___________________________________
Its: ___________________________________	Its: ___________________________________

Attachment A
As of January XX, 2013

The following Plans are covered by this Trust:

1.	Oshkosh Corporation Executive Retirement Plan

2.	Oshkosh Corporation Defined Contribution Executive Retirement Plan

1
4825-1196-3666.4